As filed with the Securities and Exchange Commission on June 26, 2008.           Registration No. 33-26443

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 2 to

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

__________

FREEPORT-McMoRan COPPER & GOLD INC.
 (Exact name of registrant as specified in its charter)

Delaware	74-2480931
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)
One North Central Avenue
Phoenix, Arizona 85004
(Address, including zip code, of
Principal Executive Offices)

Phelps Dodge Corporation Employee Savings Plan
(formerly the Phelps Dodge Corporation Savings Plan for Hourly Employees)
(Full title of the plan)
__________

Richard C. Adkerson
Chief Executive Officer
Freeport-McMoRan Copper & Gold Inc.
One North Central Avenue
Phoenix, Arizona 85004
(602) 366-8100
 (Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copy to:

Margaret F. Murphy
Jones, Walker, Waechter, Poitevent, Carrère & Denègre, L.L.P.
201 St. Charles Avenue
New Orleans, Louisiana 70170-5100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 2 relates to the Registration Statement (the “Registration Statement”) on Form S-8 (File No. 33-26443) previously filed by Phelps Dodge Corporation, a wholly owned subsidiary of Freeport-McMoRan Copper & Gold Inc. (the “Registrant”), with the Securities and Exchange Commission (the “Commission”) on January 12, 1989, as amended, relating to the registration of (1) common shares (the “Common Shares”), par value $6.25, of Phelps Dodge Corporation, to be purchased under the plan, and (2) participations in the plan.  The Common Shares were previously deregistered on Form 15 filed with the Commission on April 13, 2007.  The Registrant hereby removes from registration all remaining securities registered under this Registration Statement, including participations in the plan.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement on Form S-8 (Registration No. 33-26443) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on June 26, 2008.

Freeport-McMoRan Copper & Gold Inc.

By:                 /s/ Kathleen L. Quirk
Kathleen L. Quirk
Executive Vice President,
Chief Financial Officer and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to Registration Statement on Form S-8 (Registration No. 33-26443) has been signed by the following persons in the capacities indicated on June 26, 2008.

Signature	Title
* James R. Moffett	Chairman of the Board
* B. M. Rankin, Jr.	Vice Chairman of the Board
* Richard C. Adkerson	President, Chief Executive Officer and Director (Principal Executive Officer)
/s/ Kathleen L. Quirk /s/ Kathleen L. Quirk	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)
* C. Donald Whitmire, Jr.	Vice President and Controller - Financial Reporting (Principal Accounting Officer)
* Robert J. Allison, Jr.	Director

* Robert A. Day	Director
* Gerald J. Ford	Director
* H. Devon Graham, Jr.	Director
* J. Bennett Johnston	Director
* Charles C. Krulak	Director
* Bobby Lee Lackey	Director
* Jon C. Madonna	Director
* Dustan E. McCoy	Director
* Gabrielle K. McDonald	Director
* J. Stapleton Roy	Director
* Stephen H. Siegele	Director

* J. Taylor Wharton	Director

*By: /s/ Kathleen L. Quirk Kathleen L. Quirk Attorney-in-Fact

The Plan. Pursuant to the requirements of the Securities Act of 1933, the Plan administrator has duly caused this Post-Effective Amendment No. 2 to the Registration Statement on Form S-8 (Registration No. 33-26443) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on June 26, 2008.

Phelps Dodge Corporation Employee Savings Plan
(formerly the Phelps Dodge Corporation
Savings Plan for Hourly Employees)

By:               /s/ Kathleen L. Quirk
Kathleen L. Quirk
Member of the Benefits
Administration Committee

EXHIBIT INDEX

Exhibit
Number                      Description of Exhibits

24.1
Powers of Attorney pursuant to which this Registration Statement has been signed on behalf of certain of our officers and directors (incorporated by reference to Exhibit 24.1 to Post-Effective Amendment No. 2 to Registration Statement No. 33-6141 filed June 26, 2008).